UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3660 Wilshire Boulevard, PH-A, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HAFC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Hanmi Financial Corporation (the “Company”) was held on May 22, 2019. At the meeting, the stockholders voted on the following items:

(1)	Nine board nominees to serve for terms expiring at the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

John J. Ahn	25,118,493	496,013	2,283	2,869,052

Kiho Choi	25,462,834	147,922	6,033	2,869,052

Christie K. Chu	25,433,450	181,056	2,283	2,869,052

Harry H. Chung	25,461,177	153,329	2,283	2,869,052

Scott R. Diehl	25,464,901	149,605	2,283	2,869,052

Bonita I. Lee	25,467,802	146,494	2,493	2,869,052

David L. Rosenblum	25,466,657	147,674	2,458	2,869,052

Thomas J. Williams	25,466,657	147,674	2,458	2,869,052

Michael M. Yang	25,466,581	147,925	2,283	2,869,052

(2)	The advisory vote on executive compensation paid to the Company’s Named Executive Officers as described in the proxy statement for the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
24,358,509	1,238,056	20,224	2,869,052

(3)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
27,743,487	731,601	10,753	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
DATE: May 22, 2019	By:	/s/ Bonita I. Lee
Bonita I. Lee
President and Chief Executive Officer